Exhibit 10.27

Re: 250 Technology Parkway Lake Mary, Florida

FIRST AMENDMENT TO LEASE

THE STATE OF FLORIDA	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF SEMINOLE	§

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) has been executed as of (but not necessarily on) October 1st, 2009, by SUN LIFE ASSURANCE COMPANY OF CANADA, a Canadian corporation (“Landlord”), and FARO TECHNOLOGIES, INC., a Florida corporation (“Tenant”).

R E C I T A L S:

A. Landlord and Tenant entered into that certain Lease Agreement, last executed as of September 26, 2007, as amended by Notice of Lease Term Dates, dated as of October 1, 2007, confirming the commencement date as October 1, 2007 (collectively, the “Lease”), relating to certain premises containing approximately 46,481 square feet located in the building located at 250 Technology Parkway, in Lake Mary, Florida, as more particularly described in the Lease (the “Building”). Unless otherwise provided herein, capitalized and uncapitalized words and phrases defined in the Lease shall have the same meaning as those set forth in the Lease.

B. Landlord and Tenant desire to execute this Amendment in order to evidence their agreement to (i) extend the Term of the Lease and (ii) make certain other amendments to the Lease, all as more particularly set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

Article I

CERTAIN AMENDMENTS

SECTION 1.01. Lease Term. The Term of the Lease is hereby extended through and including September 30, 2019, subject to adjustment or earlier termination as set forth in the Lease. Except as set forth in Exhibit B attached hereto, all renewal rights or options under the Lease, if any, are hereby deleted.

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SECTION 1.02. Base Rent. As of October 1, 2009, the Base Rent, on a triple net basis for the Premises during the Lease Term, as hereby extended, shall be as follows:

Period:	Annual Rent per Rentable Square Foot*:	Monthly Rent*:
10/01/2009-09/30/2010	$8.50	$32,924.04
10/01/2010-09/30/2011	$9.00	$34,860.75
10/01/2011-09/30/2012	$9.50	$36,797.46
10/01/2012-09/30/2013	$10.00	$38,734.17
10/01/2013-09/30/2014	$10.50	$40,670.88
10/01/2014-09/30/2015	$11.00	$42,607.58
10/01/2015-09/30/2016	$11.50	$44,544.29
10/01/2016-09/30/2017	$12.00	$46,481.00
10/01/2017-09/30/2018	$12.50	$48,417.71
10/01/2018-09/30/2019	$13.00	$50,354.42

*	In addition, to the Base Rent set forth above, Tenant shall pay to Landlord, simultaneously with Tenant’s payments of such Base Rent, all Florida sales or rental taxes due on such rents.

The Base Rent under the Lease shall be due and payable in equal monthly installments, each such monthly installment due and payable on the first day of each calendar month, in advance, without demand and without setoff or deduction whatsoever. Prior to October 1, 2009, the Base Rent shall remain as set forth in the Lease. In addition, Tenant shall be liable to pay all other amounts set forth in the Lease on a triple net basis.

SECTION 1.03. Commissions. Landlord and Tenant acknowledge that no brokers have been involved in this Amendment other than Crescent Resources, LLC and Sperry Van Ness/Paradigm Commercial Real Estate Group (“Sperry”) and Landlord will pay such brokers any commission owed by separate agreement; provided, however, in no event shall the commission payable to Sperry exceed a flat fee of $15,000. Landlord and Tenant hereby indemnify each other from the payment of any commissions owed to any other broker with respect to this Amendment resulting from the acts of such party, but not otherwise.

SECTION 1.04. Exhibits. Landlord and Tenant agree that the following exhibits have been attached hereto and will be deemed a part of this Amendment and the Lease for all purposes and will be in lieu of any similar rights or provisions currently set forth in the Lease:

Exhibit A - Floor Plan of Premises

Exhibit B - Renewal Option

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SECTION 1.05 Release by Tenant. In order to induce Landlord enter into this Amendment, Tenant hereby covenants and agrees not to sue, threaten, or make claim against and does hereby release, acquit, and forever discharge Landlord and Broker and their respective employees, agents, officers, directors, managers, shareholders, parents, subsidiaries, affiliated companies, successors, attorneys, and assigns from any and all prior and existing claims, damages, defenses, demands, actions and causes of action of whatsoever nature, whether in contract or in tort, by statute or otherwise, known or unknown, suspected or unsuspected, related to the initial Construction Allowance and any work performed by Landlord under Exhibit D of the Original Lease; including without limitation, any and all claims relating to the construction management fees.

SECTION 1.06. Further Amendments. The Lease shall be and hereby is further amended wherever necessary, even though not specifically referred to herein, in order to give effect to the terms of this Amendment. The Lease is also amended as follows: (a) the parties acknowledge the contingency contained in the last paragraph of Part I of the Lease has been satisfied, (b) Landlord agrees to subordinate its statutory lien, as well as the security interest granted to it under Section 5.02 of the Lease, to liens in connection with purchase money financing loans from third party lenders for furniture, fixtures and equipment used in Tenant’s business. In connection therewith, Tenant agrees to reimburse Landlord for its reasonable administrative costs and attorneys’ fees, (c) the reference to “third” in Section 8.1(a) of the Lease is deleted and replaced with “second,” (d) the last sentence of Section 10.1 of the Lease is deleted and replaced with the following: “Notwithstanding the foregoing, subject to Section 10.3 below, if any holder of a Senior Interest succeeds to the interest of Landlord under this Lease, then, at the option of such holder, this Lease shall continue in full force and effect and Tenant shall attorn to such holder and to recognize such holder as its Landlord,” (e) attached hereto as Exhibit A is the floor plan of the Premises as it existed on the date of the Lease and the attached is retroactively made a part of the Lease effective as of the date of the Lease.

Article II

MISCELLANEOUS

SECTION 2.01. Ratification. The Lease, as amended hereby, is hereby ratified, confirmed and deemed in full force and effect in accordance with its terms. Tenant represents to Landlord that Tenant (a) is currently unaware of any default by Landlord under the Lease; (b) has full power and authority to execute and deliver this Amendment and this Amendment represents a valid and binding obligation of Tenant enforceable in accordance with its terms; (c) Landlord has completed all improvements to the Premises in compliance with all requirements in the Lease; and (d) all tenant finish costs or allowances payable by Landlord have been paid and no such costs or allowances are payable hereafter under the Lease.

SECTION 2.02. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida.

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SECTION 2.03. Counterparts. This Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This Amendment may be executed by facsimile and each party has the right to rely upon a facsimile counterpart of this Amendment signed by the other party to the same extent as if such party had received an original counterpart.

SECTION 2.04. Recitals. The recitals set forth above are true and correct.

SECTION 2.05. OFAC. To the actual knowledge of Landlord and Tenant, respectively, neither party nor any of their respective affiliates, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

SECTION 2.06. Radon. Radon is a naturally occurring radioactive gas, that when it has accumulated in a building in sufficient quantities, may present a health risk to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

SECTION 2.07. No Offer. The submission of this Amendment to Tenant shall not be construed as an offer, nor shall Tenant have any rights under this Amendment unless Landlord executes a copy of this Amendment and delivers it to Tenant.

[SIGNATURES FOLLOW NEXT PAGE]

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IN WITNESS WHEREOF, this Amendment has been executed as of the date and year first above written.

WITNESSES AS TO TENANT:	TENANT:

/s/ Nancy L. Setteducati	FARO TECHNOLOGIES, INC.,
Nancy L. Setteducati	a Florida corporation
(Print name as signed above)	By:	/s/ Jay W. Freeland
/s/ David Morse	Name: Title:	Jay W. Freeland President & CEO
David Morse
(Print name as signed above)
*Note: If Tenant is a corporation, an authorized corporate officer must execute this Agreement and have two subscribing witnesses.	By:
Name:
Title:
(CORPORATE SEAL)
Following execution, four originals hereof shall be returned to Landlord.
WITNESSES AS TO LANDLORD:	LANDLORD:

/s/ Marlyss Whalen	SUN LIFE ASSURANCE COMPANY OF
Marlyss Whalen	CANADA, a Canadian corporation
(Print name as signed above)

	By:	/s/ Charles S. Andes
	Name:	Charles S. Andes
/s/ Marlyss Whalen	Title:	Managing Director
Marlyss Whalen
(Print name as signed above)

	By:	/s/ Alena R. Tverskoy
	Name:	Alena R. Tverskoy
	Title:	Director

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EXHIBIT A

FLOOR PLAN OF PREMISES

LITTLE
DIVERSIFIED ARCHITECTURAL CONSULTING
201 S Orange Ave. Suite 940 Orlando, FL 32801
T: 407.218.8282 F: 407.218.8283
www.littleonline.com

Project Information	
Date:	11.18.09
Revised:	.
Drawn By:	L. Meadows
Proj. #'s	.

250 Technology Park

Orlando, Florida

Lease Exhibit For:	
Suite 250	46,481 S.F.

FIRST AMENDMENT TO LEASE – Page 6 of 7

EXHIBIT B

RENEWAL OPTION

1. Provided no default exists at the time of such election and Tenant’s financial condition is reasonably acceptable to Landlord, Tenant may renew this Lease for one (1) additional period of five (5) years on the same terms provided in this Lease (except as set forth below), by delivering binding written notice of (“Tenant’s Notice”) the exercise thereof to Landlord not later than nine (9) months prior to the end of the Term described in the Amendment. On or before the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the term on the same terms provided in this Lease, except as follows:

(a) The Base Rent payable for each month during each such extended term shall be as follows:

Period:	Rent per s.f. per Annum:	Monthly:
10/1/19 – 9/30/20	$13.39	$51,865.05
10/1/20 – 9/30/21	$13.79	$53,414.42
10/1/21 – 9/30/22	$14.20	$55,002.52
10/1/22 – 9/30/23	$14.63	$56,668.09
10/1/23 – 9/30/24	$15.07	$58,372.39

(b) Tenant shall have no further renewal options unless expressly granted by Landlord in writing; and

(c) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.

2. Tenant’s failure to timely deliver Tenant’s Renewal Notice shall be deemed rejection by Tenant of the Extension Option.

3. Tenant’s rights under this Exhibit shall terminate if (i) this Lease or Tenant’s right to possession of the Premises is terminated, (ii) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises (other than a transfer to an Affiliate), or (iii) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof.

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